FOR RELEASE                                    CONTACT: Chris Morris
February 1, 2005                                        Senior Vice President
3:05 p.m. Central Time                                  Chief Financial Officer
                                                        (972) 258-4525


               CEC ENTERTAINMENT, INC. ANNOUNCES INTENT TO ADJUST
                     PREVIOUSLY ISSUED FINANCIAL STATEMENTS

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE-"CEC") today announced that it will restate certain of its prior period financial statements as a result of the Company's review of its accounting for certain store leases and leasehold improvements. This review is still in process and includes consultations with the Company's independent auditors and the audit committee.

Like many other publicly-traded restaurant companies that have recently announced that they will restate previously issued financial statements, this restatement is a result, in the Company's view, of a change in our prior interpretation of generally accepted accounting principles applicable to certain leases or leasehold improvements. The restatements generally arise from revisions to accounting for lease renewal options and/or rent escalations in computing rent expense for operating leases by requiring the use of the same lease term in determining the operating or capital classification of a lease, straight line period for rent expense, and amortization lives of related leasehold improvements. The Company also is reviewing its accounting regarding the amortization lives for certain store leasehold improvements to determine whether additional amortization expense should be recognized, as well as its accounting for store lease construction allowances from landlords to determine whether such amounts should be reclassified as deferred credits rather than as reductions of leasehold improvements. The likely adjustments in the Company's restated financial statements identified to date will reflect primarily increases in rent expense and the related deferred rent liability and, depending on the outcome of the foregoing review, may include an increase in depreciation and amortization expense and adjustments to property and equipment and current and long-term liabilities.

"CEC has always strived to maintain the highest standards of conduct in our accounting practices. We previously believed that our long-standing policies for leases and related depreciation/amortization were consistent with generally accepted accounting principles," said Richard Frank, Chairman and Chief Executive Officer. "The accuracy of our financial results is paramount and we are working diligently with our independent auditors to complete our review and restate our financial statements. The adjustments will have no impact on historical or future sales, comparable store sales or cash balances."

The Company will continue to work with its independent auditors to complete its review of these matters and quantify the impact of the correction of any accounting errors on the Company's financial statements for each of the prior periods affected. Once this review is completed, the Company will restate its historical financial statements. Accordingly, investors should not rely on the Company's historical financial statements. The Company expects to complete its review and discuss the results of such review at the time of releasing fourth quarter and fiscal year 2004 results.

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Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to
implement  its  growth  strategies,   national,   regional  and  local  economic
conditions affecting the restaurant/entertainment  industry,  competition within
each   of   the   restaurant   and   entertainment   industries,   store   sales
cannibalization,  success  of  its  franchise  operations,  negative  publicity,
fluctuations  in  quarterly  results  of  operations,   including   seasonality,
government regulations, weather, school holidays, commodity, insurance and labor costs.

CEC Entertainment, Inc. operates a system of 495 Chuck E. Cheese's restaurants in 48 states, of which 450 are owned and operated by the Company.